UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

December 9, 2013

Date of Report (Date of earliest event reported)

CEPHEID

(Exact name of Registrant as specified in its charter)

California	000-30755	77-0441625
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

904 Caribbean Drive, Sunnyvale, CA		94089
(Address of principal executive offices)		(Zip Code)

(408) 541-4191

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On December 9, 2013, the Compensation Committee (the “Committee”) of the Board of Directors of Cepheid approved the establishment of the Cepheid Executive Deferred Compensation Plan (the “Plan”).

The Plan is an unfunded deferred compensation plan that is intended to (1) comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and (2) qualify for the exemptions provided in Sections 201, 301, and 401 of the Employee Retirement Income Security Act of 1974, as amended. Participants in the Plan will at all times have the status of unsecured general creditors of Cepheid with respect to the payment of any Plan benefits.

The Plan is designed to provide designated executives of Cepheid, currently set at Vice Presidents and above, with the opportunity to defer the payment of (1) between 5% and 75% of their base salary and (2) between 5% and 100% of any cash-based incentive awards payable to a participant. The Plan’s administrative committee will select investment options from which the participants may make elections for the deemed investment of their accounts under the Plan. Plan participants shall at all times be fully vested in any amounts deferred pursuant to the Plan.

Distribution of the Plan account balance will be made, at the election of the participant, upon the occurrence of any of the following events: (1) the first business day in a particular year selected by the participant, which must be at least one year after the year for which the election is made, (2) the participant’s Separation from Service (as defined in the Plan), (3) a Change in Control Event (as defined in the Plan), (4) the participant becoming Disabled (as defined in the Plan), or (5) the participant’s death. Such distribution will be made, at the election of the participant, in a single lump sum cash payment, five substantially equal annual cash installment payments or ten substantially equal annual cash installment payments.

The Committee, in its sole discretion, may amend or terminate the Plan, in such manner as it may determine, at any time and for any reason. If the Plan is terminated, the account balances will be distributed to the participants in accordance with the terms of the Plan.

The foregoing summary of the terms and conditions of the Plan is not a complete discussion of the Plan. Accordingly, the foregoing is qualified in its entirety by reference to the full text of the Plan filed as Exhibit 99.01 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit Title

99.01	Cepheid Executive Deferred Compensation Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEPHEID

Date: December 11, 2013	By:	/s/ Andrew D. Miller
		Name:	Andrew D. Miller
		Title:	Executive Vice President, Chief Financial Officer

Exhibit List

Exhibit No.	Exhibit Title

99.01	Cepheid Executive Deferred Compensation Plan

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